As filed with the Commission on January 6, 2015	Commission File No. 333-198573

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALENFEHA, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	8711	46-2283393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

420 Throckmorton Street
Suite 200
Ft. Worth Texas, 76102
1-800-280-2404 Toll Free | 1-817-945-6448 International
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James Ketner
President/Chief Executive Officer
420 Throckmorton Street
Suite 200
Ft. Worth Texas, 76102
Telephone: (800) 280-2404
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jackson L. Morris, Esq.
3116 W. North A Street
Tampa, Florida 33609-1544
Telephone: 813-874-8854
Facsimile: 800-310-1695
E-mail: jackson.morris@rule144solution.com

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

This Amendment No. 3 is filed for the sole purpose of amending Exhibit 5, Exhibit 23.1 and, to the extent of the consent included in Exhibit 5, Exhibit 23.2 to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on January 6, 2015.

Galenfeha, Inc.

By:	/s/ James Ketner
James Ketner, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ James Ketner	Director, Chief Executive Officer and Chief Financial Officer	January 6, 2015
James Ketner	(Principal executive officer and principal financial and accounting officer)

/s/ LaNell Amour	Director, Secretary/Treasurer	January 6, 2015
LaNell Amour

/s/ Lucien	Director	January 6, 2015
Marioneaux, Jr.
Lucien Marioneaux,
Jr.

/s/ Trey Moore	Director	January 6, 2015
Trey Moore
	Director	January 6, 2015
/s/ Richard Owston
Richard Owston